Exhibit 5.e

HÖLTERS & ELSING, FREIHERR-VOM-STEIN-STR. 24–26, D-60323 FRANKFURT	DR. MARTIN BOUCHON
RECHTSANWALT
	DIRECT LINE	+49 (0) 69 - 71 588-271
	TELEFAX	+49 (0) 69 - 71 588-588
Crown European Holdings SA	EMAIL	bouchon@hoelters-elsing.com
Le Colisee 1 – Rue Fructidor	FREIHERR-VOM-STEIN-STR. 24-26
75830 Paris	D-60323 FRANKFURT
Cedex 17
France
4005/04 February 8, 2005

Dear Sirs

Registration statement of Form S-4 Registration No. 120780

1. Introduction

We have acted as special German counsel for Crown European Holdings S.A. (the “Issuer” or “Crown”) and the Issuer’s direct and indirect subsidiaries domiciled in Germany, i.e.:

(a)	Crown Cork & Seal Deutschland Holdings GmbH of Seesen,

(b)	CROWN Verpackungen Deutschland GmbH of Seesen (formerly known as CarnaudMetalbox Deutschland GmbH),

(c)	CROWN Nahrungsmitteldosen Deutschland GmbH of Seesen (formerly known as Züchner Verpackungen GmbH),

(d)	CROWN Nahrungsmitteldosen GmbH of Seesen (formerly known as CarnaudMetalbox Nahrungsmitteldosen GmbH),

(e)	CROWN Verschlüsse Deutschland GmbH of Seesen (formerly known as Züchner Verschlüsse GmbH),

(f)	CROWN Speciality Packaging Deutschland GmbH of Hilden (formerly known as Züchner + Gruss Metallverpackungen GmbH),

(g)	CROWN Bender GmbH of Frankenthal,

(h)	CROWN Zeller Deutschland GmbH of Zell (formerly known as Zeller Plastik GmbH),

BERLIN· DÜSSELDORF· FRANKFURT

www.hoelters-elsing.com

HÖLTERS	& ELSING

(i)	CROWN Zeller Engineering GmbH of Zell (formerly known as Zeller Engineering GmbH),

(j)	CROWN Raku GmbH of Rastatt (formerly known as Raku GmbH),

- (a) – (j) collectively: the “German Subsidiaries” -

in connection with the filing of the Registration Statement on Form S-4 originally filed on November 24, 2004 under Registration Number 333 - 120780 by the Issuer and its co-registrants listed therein (the “Guarantors”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “Securities Act”), as amended from time to time, (the “Registration Statement”) and the Trust Indenture Act of 1939, as amended, relating to the proposed issuance of an aggregate of (a) € 460,000,000 6¼% First Priority Senior Secured Notes due 2011 (the “New Notes”) and (b) the guarantees thereof by the German Subsidiaries and the other Guarantors (the “New Guarantees”).

The New Notes and the New Guarantees are to be issued pursuant to the terms of the Indenture filed as Exhibit 4.k to the Registration Statement (the “Indenture”) between the Issuer, the Guarantors and Wells Fargo Bank, N.A., as trustee. Upon the Registration Statement becoming effective under the Securities Act, the Issuer and the Guarantors will offer to exchange

(a) up to 6 1/4% First Priority Senior Secured Notes due 2011 in the principal amount of € 460,000,000 (the “Old Notes”) for the New Notes, and

(b) guarantees of the Old Notes by the Guarantors (the “Old Guarantees”) for the New Guarantees.

This Opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to.

2. Documents

For the purpose of giving this Opinion we have examined and relied upon the following documents:

2.1	Copies of commercial registry excerpts of:

(a)	Crown Cork & Seal Deutschland Holdings of Seesen, certified on August 27, 2004,

(b)	CROWN Verpackungen Deutschland GmbH of Seesen, certified on August 27, 2004,

(c)	CROWN Nahrungsmitteldosen Deutschland GmbH of Seesen, certified on August 27, 2004,

(d)	CROWN Nahrungsmitteldosen GmbH of Seesen, certified on August 27, 2004,

HÖLTERS	& ELSING

(e)	CROWN Verschlüsse Deutschland GmbH of Seesen, certified on August 27, 2004,

(f)	CROWN Speciality Packaging Deutschland GmbH of Hilden, certified on August 27, 2004,

(g)	CROWN Bender GmbH of Frankenthal, certified on August 27, 2004,

(h)	CROWN Zeller Deutschland GmbH of Zell, certified on August 27, 2004,

(i)	CROWN Zeller Engineering GmbH of Zell, certified on August 27, 2004,

(j)	CROWN Raku GmbH of Rastatt, certified on August 27, 2004.

2.2	Copies of the articles of association (Gesellschaftsverträge) of:

(a)	Crown Cork & Seal Deutschland Holdings of Seesen, with notarial certificate (Notarbescheinigung) dated September 16, 2003,

(b)	CROWN Verpackungen Deutschland GmbH of Seesen, with notarial certificate (Notarbescheinigung) dated November 17, 2003,

(c)	CROWN Nahrungsmitteldosen Deutschland GmbH of Seesen, with notarial certificate (Notarbescheinigung) dated November 17, 2003,

(d)	CROWN Nahrungsmitteldosen GmbH of Seesen, with notarial certificate (Notarbescheinigung) dated November 17, 2003,

(e)	CROWN Verschlüsse Deutschland GmbH of Seesen, with notarial certificate (Notarbescheinigung) dated November 17, 2003,

(f)	CROWN Speciality Packaging Deutschland GmbH of Hilden, with notarial certificate (Notarbescheinigung) dated February 27, 2004,

(g)	CROWN Bender GmbH of Frankenthal, with notarial certificate (Notarbescheinigung) dated August 21, 1989,

(h)	CROWN Zeller Deutschland GmbH of Zell, dated November 17, 2003,

(i)	CROWN Zeller Engineering GmbH of Zell, dated November 17, 2003 and

(j)	CROWN Raku GmbH of Rastatt, with notarial certificate (Notarbescheinigung) dated November 17, 2003.

2.3	Shareholder Lists of:

(a)	Crown Cork & Seal Deutschland GmbH of Seesen, dated August 1, 2003,

HÖLTERS	& ELSING

(b)	CROWN Verpackungen Deutschland GmbH of Seesen, dated January 30, 2004,

(c)	CROWN Nahrungsmitteldosen Deutschland GmbH of Seesen, dated January 22, 2004,

(d)	CROWN Nahrungsmitteldosen GmbH of Seesen, dated January 22, 2004,

(e)	CROWN Verschlüsse Deutschland GmbH of Seesen, dated January 22, 2004,

(f)	CROWN Speciality Packaging Deutschland GmbH of Hilden, dated September 1, 1999,

(g)	CROWN Bender GmbH of Frankenthal, dated August 27, 2003,

(h)	CROWN Zeller Deutschland GmbH of Zell, dated January 21, 2004,

(i)	CROWN Zeller Engineering GmbH of Zell, dated July 4, 1996,

(j)	CROWN Raku GmbH of Rastatt, dated May 21, 2003.

- 2.1 – 2.3 collectively: the “Governing Documents” -

2.4	the Purchase Agreement dated August 11, 2004 concerning € 350,000,000 6 1/4% First Priority Senior Secured Notes due 2011, among CROWN Holdings, Inc., CROWN European Holdings S.A., Citigroup Global Markets Inc. and Lehman Brothers Inc. as representatives of the several Initial Purchasers named in Schedule I thereto, and the other guarantors named in Schedule II thereto;

2.5	the Purchase Agreement dated September 14, 2004 concerning € 110,000,000 6 1/4% First Priority Senior Secured Notes due 2011, among CROWN Holdings, Inc., CROWN European Holdings S.A., Citigroup Global Markets Inc. and Lehman Brothers Inc. as representatives of the several Initial Purchasers named in Schedule I thereto, and the other guarantors named in Schedule II thereto;

2.6	the Registration Rights Agreement dated September 1, 2004 concerning € 350,000,000 6 1/4% First Priority Senior Secured Notes due 2011 among CROWN European Holdings S.A., the several Initial Purchasers named in Schedule I thereto, CROWN Holdings, Inc. and each of CROWN’s subsidiaries named in Schedule II to the Purchase Agreement;

2.7	the Registration Rights Agreement dated October 6, 2004 concerning € 110,000,000 6 1/4% First Priority Senior Secured Notes due 2011 among CROWN European Holdings S.A., the several Initial Purchasers named in Schedule I thereto, CROWN Holdings, Inc. and each of CROWN’s subsidiaries named in Schedule II to the Purchase Agreement;

2.8	the Indenture dated September 1, 2004 concerning 6 1/4% First Priority Senior Secured Notes due 2011 between CROWN European Holdings S.A, the Guarantors as defined therein and Wells Fargo Bank, N.A., as trustee;

HÖLTERS	& ELSING

2.9	the First Priority Note Guarantees dated September 1, 2004 issued by the Guarantors including the German Subsidiaries;

2.10	the First Priority Note Guarantees dated October 6, 2004 issued by the Guarantors including the German Subsidiaries;

- 2.4 – 2.10 collectively: the “Note Documents”,

2.11	the Registration Statement.

3.	Assumptions

In making our examination of records, documents, agreements and certificates we have assumed the authenticity of all documents submitted to us as originals, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the German Subsidiaries) and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates.

In rendering our Opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the German Subsidiaries. With regard to the commercial registry excerpts we have assumed that all information capable of recording has been recorded.

We have examined the laws of Germany as currently applied by German courts and as far as in our judgement was necessary for the purpose of this Opinion. We do not purport to be qualified to express an opinion, and we express no opinion in this letter, as to the laws of any jurisdiction other than Germany. This Opinion is governed by and shall be construed in accordance with German law.

4.	Opinion

Based upon and subject to the assumptions set out herein and having regard to such legal considerations as we have deemed relevant, we are of the opinion that:

a.	the German Subsidiaries are duly organized, validly existing and in good standing under the laws of Germany and have the corporate power and authority to execute, deliver and perform the Note Documents and the New Guarantees;

b.	each of the German Subsidiaries has all requisite corporate or other statutory power and authority to duly execute, deliver and perform its obligations under the Note Documents to which it is a party;

c.	the execution, delivery and performance of the New Guarantees of the German Subsidiaries have been duly authorized by the German Subsidiaries.

HÖLTERS	& ELSING

d. The German Subsidiaries have duly executed and delivered the Indenture.

We hereby consent to the use of this Opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act 1933 or the rules and regulations promulgated thereunder.

Yours faithfully

/s/ Hölters & Elsing